Exhibit 99.1

Autobytel Reports Second Quarter 2016 Results

Second Quarter Total Revenues up 19% to a Q2 Record $36.1 Million, with
Click Revenues up 459% to $3.7 Million

IRVINE, Calif. – August 4, 2016 – Autobytel Inc. (NASDAQ:ABTL), a pioneer and leading provider of online automotive services connecting consumers with dealers, reported financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Summary vs. Year-Ago Quarter

•	Total revenues increased 19% to a Q2 record $36.1 million.
•	Advertising revenues increased 159% to $5.3 million, with click revenues up 459% to $3.7 million.
•	Net income was $0.4 million or $0.03 per diluted share, compared to $0.9 million or $0.08 per diluted share.
•	Non-GAAP income was $3.2 million or $0.24 per diluted share, compared to $3.5 million or $0.31 per diluted share.

Management Commentary

“We are reporting record Q2 revenues, driven by the continued growth in our click business, lead program expansion with nearly all of our OEM customers and full quarter contribution from Dealix, which we acquired in late May 2015,” said Jeff Coats, president and CEO of Autobytel. “Our focus on lead quality continues to produce the intended results as we once again experienced record demand from our dealer and OEM customers. This also led to greater customer retention and a higher ROI for our customers, which we believe is a vital component to consistent growth over the long-term.

“The integration of AutoWeb remains on track and its performance continues to exceed our expectations. In fact, click revenues increased 459% year-over-year to $3.7 million, and clicks continue to ramp at an accelerating rate. We continue to expect the launch of our new click-enhanced product solution by the end of the third quarter, along with the beta version of our brand new usedcars.com site.

“With several near-term catalysts ahead, as well as expected growth in our core leads business, we intend to carry this momentum and deliver strong growth and profitability in the back half of the year. Most importantly, we intend to continue providing dealers and OEMs with high-intent car buyers, regardless of the channel, to ultimately help them sell more cars and trucks.”

Second Quarter 2016 Financial Results

Total revenues in the second quarter of 2016 increased 19% to a Q2 record $36.1 million compared to $30.4 million in the year-ago quarter. The increase was partially driven by the acquisitions of Dealix and AutoWeb, as well as the expansion of nearly all OEM programs. Revenues generated from automotive leads and services increased 9% to $29.3 million compared to $26.8 million one year ago. Retail revenues were roughly flat at $12.9 million compared to last year, and wholesale revenues increased 18% to $16.4 million compared to $13.9 million.

Advertising revenues increased 159% to $5.3 million compared to $2.0 million in the year-ago quarter. The increase was due to growth in display and other advertising, as well as a significant increase in click revenue. The increase in click revenue was driven by AutoWeb, which was acquired on October 1, 2015.

Gross profit in the second quarter increased 18% to $13.9 million compared to $11.8 million in the year-ago quarter. As expected, gross margin decreased slightly to 38.5% compared to 38.7% one year ago due to the increase in amortization of intangible assets associated with the acquisitions of Dealix and AutoWeb.

Total operating expenses in the second quarter were $13.0 million compared to $10.1 million in the year-ago quarter. As a percentage of revenues, total operating expenses were 35.9% compared to 33.1% in the second quarter of 2015. The increase was attributable to last year’s acquisitions of Dealix and AutoWeb.

Net income in the second quarter of 2016 was $0.4 million or $0.03 per diluted share, compared to $0.9 million or $0.08 per diluted share in the year-ago quarter.

Non-GAAP income was $3.2 million or $0.24 per diluted share, compared to $3.5 million or $0.31 per diluted share in the second quarter of 2015 (see "Note about Non-GAAP Financial Measures" below for further discussion).

Business Outlook

Autobytel is reiterating its 2016 business outlook, expecting revenue to range between $151 million and $155 million, representing an increase of approximately 13% to 16% from 2015. The company also expects its 2016 non-GAAP diluted EPS to range between $1.39 and $1.43, an increase of approximately 14% to 17% from 2015.

The company has not provided a reconciliation of its 2016 non-GAAP diluted EPS guidance to the most directly comparable GAAP financial measure because the effect, timing and potential significance of the effects of tax considerations, primarily related to the company’s net operating loss carryforwards, are out of the company's control and/or cannot be reasonably predicted. Consequently, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

Autobytel will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2016 results, followed by a question-and answer session.

Date: Thursday, August 4, 2016
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 36348774

During the call, Autobytel management will refer to a supplementary slide presentation, which will be available for download in the Investor Relations section of the company's website.

The conference call will also be broadcast live at www.autobytel.com (click on "Investor Relations" and then click on "Events & Presentations"). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 11, 2016. The call will also be archived in the Investor Relations section of Autobytel's website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 36348774

Tax Benefit Preservation Plan

At December 31, 2015, the company had approximately $88.2 million in available net operating loss carryforwards ("NOLs") for U.S. federal income tax purposes. The company's Tax Benefit Preservation Plan ("Plan") was adopted by the company's Board of Directors to preserve the company's NOLs and other tax attributes and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company's outstanding common stock and could result in substantial dilution of the acquirer's percentage ownership in the company. As of August 1, 2016, there were 10,785, 097 shares of the Company's common stock outstanding. There is no guarantee that the Plan will achieve the objective of preserving the value of the company's NOLs. For more information, please visit http://investor.autobytel.com/tax.cfm.

About Autobytel Inc.

Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

Note about Non-GAAP Financial Measures

In this press release, Autobytel has disclosed non-GAAP income and non-GAAP EPS, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2016 and 2015 second quarter. The company defines (i) non-GAAP income as GAAP net income before amortization of acquired intangibles, non-cash stock-based compensation, acquisition costs, severance costs, gain on investment, litigation settlements and income taxes; and (ii) non-GAAP EPS as non-GAAP income divided by weighted average diluted shares outstanding. The company's management believes that presenting non-GAAP income and non-GAAP EPS provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the effects of the company's NOLs, acquisitions and non-cash stock based compensation. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure. A table providing a reconciliation of non-GAAP income and non-GAAP EPS is included at the end of this press release.

Forward-Looking Statements Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company believes that its continued focus on lead quality, which led to greater customer retention and a higher ROI for our customers, is a vital component to consistent growth over the long-term; (ii) the company continues to expect the launch of its new click-enhanced product solution by the end of the third quarter, as well as the beta version of our new usedcars.com site; (iii) with several near-term catalysts ahead, as well as expected growth in our core leads business, the company intends to carry its momentum and deliver strong growth and profitability in the back half of the year; (iv) the company intends to continue providing dealers and OEMs with high-intent car buyers, regardless of the channel, to ultimately the dealers and OEMs sell more cars and trucks; (v) the company expects its 2016 revenue to range between $151 million and $155 million, representing an increase of approximately 13% to 16% from 2015; and (vi) the company expects its 2016 non-GAAP diluted EPS to range between $1.39 and $1.43, an increase of approximately 14% to 17%, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward- looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of Autobytel and the market price of the company's stock.

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$27,137	$23,993
Accounts receivable (net of allowances for bad debts and customer credits of $1,001 and $1,045 at June 30, 2016 and December 31, 2015, respectively)	28,687	28,091
Deferred tax asset	4,163	3,642
Prepaid expenses and other current assets	1,004	1,276
Total current assets	60,991	57,002
Property and equipment, net	4,976	4,296
Investments	680	680
Intangible assets, net	26,681	29,515
Goodwill	42,821	42,903
Long-term deferred tax asset	17,820	17,820
Other assets	1,631	1,372
Total assets	$155,600	$153,588

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,857	$7,643
Accrued expenses and other current liabilities	9,707	10,744
Current portion of term loan payable	5,250	5,250
Total current liabilities	24,814	23,637
Convertible note payable	1,000	1,000
Long-term portion of term loan payable	10,125	12,750
Borrowings under revolving credit facility	8,000	8,000
Total liabilities	43,939	45,387

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Series B Preferred stock, 168,007 shares issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 10,785,097 and 10,626,624 shares issued and outstanding, as of June 30, 2016 and December 31, 2015, respectively	11	11
Additional paid-in capital	346,190	342,485
Accumulated deficit	(234,540)	(234,295)
Total stockholders' equity	111,661	108,201
Total liabilities and stockholders' equity	$155,600	$153,588

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues:
Lead fees	$30,508	$27,854	$62,504	$52,022
Advertising	5,275	2,036	9,041	3,635
Other revenues	365	497	850	973
Total revenues	36,148	30,387	72,395	56,630
Cost of revenues	22,227	18,617	44,839	34,762
Gross profit	13,921	11,770	27,556	21,868

Operating expenses:
Sales and marketing	4,384	3,736	10,061	7,320
Technology support	3,645	2,546	7,832	4,377
General and administrative	3,686	3,208	7,059	6,254
Depreciation and amortization	1,254	604	2,540	1,089
Litigation settlements	4	(25)	(1)	(50)
Total operating expenses	12,973	10,069	27,491	18,990
Operating income	948	1,701	65	2,878
Interest and other income (expense), net	(213)	(183)	(437)	(330)
Income tax provision (benefit)	305	647	(127)	903
Net income (loss) and comprehensive income (loss)	$430	$871	$(245)	$1,645

Basic earnings (loss) per common share	$0.04	$0.09	$(0.02)	$0.17
Diluted earnings (loss) per common share	$0.03	$0.08	$(0.02)	$0.16

Shares used in computing earnings (loss) per common share (in thousands):
Basic	10,593	9,924	10,551	9,405
Diluted	13,295	11,057	10,551	10,419

AUTOBYTEL INC.
RECONCILIATION OF NON-GAAP INCOME / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended		Three Months Ended		Six Months Ended
	March 31,		June 30,		June 30,
	2016	2015	2016	2015	2016	2015

Net income (loss)	$(676)	$773	$430	$871	$(245)	$1,645
Amortization of acquired intangibles	1,426	376	1,403	512	2,829	900
Non-cash stock based compensation
Cost of revenues	14	25	15	38	28	63
Sales and marketing	633	140	341	146	974	287
Technology support	329	71	92	151	422	221
General and administrative	388	417	418	217	806	634
Total non-cash stock-based compensation	1,364	653	866	552	2,230	1,205
Acquisition costs	429	-	148	925	577	925
Severance costs	839	330	-	-	839	330
Litigation settlements	(5)	(25)	4	(25)	(1)	(50)
Income taxes	(432)	257	305	647	(127)	903

Non-GAAP income	$2,945	$2,364	$3,156	$3,482	$6,102	$5,858

Weighted average diluted shares	13,346	11,097	13,295	11,057	13,412	10,419

Diluted GAAP EPS	$(0.06)	$0.07	$0.03	$0.08	$(0.02)	$0.16
EPS impact of adjustments	0.27	0.14	0.21	0.24	0.47	0.40
Non-GAAP EPS	$0.22	$0.21	$0.24	$0.31	$0.45	$0.56

Company Contact
Kimberly Boren
Chief Financial Officer
949-862-1396
kimb@autobytel.com

Investor Relations
Liolios
Cody Slach or Sean Mansouri
949-574-3860
ABTL@liolios.com

Source: Autobytel Inc.
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